UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION NO. 333-211347
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GIBRALTAR INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	16-1445150
(State or other jurisdiction of incorporation Organization)	(I.R.S. Employer Identification No.)
3556 Lake Shore Road, P.O. Box 2028 Buffalo, New York	14219-0228
(Address of Principal Executive Offices)	(Zip Code)
Gibraltar Industries, Inc. 2016 Stock Plan for Non-Employee Directors
(Full title of the plan)
Timothy F. Murphy
Senior Vice President and Chief Financial Officer
Gibraltar Industries, Inc.
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (716) 826-6500
Copy To:
Michael E. Storck, Esq.
Lippes Mathias Wexler Friedman LLP
665 Main Street, Suite 300
Buffalo, New York 14203
(716) 853-5100
Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	(1)	(1)	(1)	N/A (1)
(1) This Post-Effective Amendment No. 3 pertains to the 99,204 shares registered on Form S-8 Registration Statement No. 333-211347 ("Registration Statement"). This Post-Effective Amendment No. 3 to the Registration Statement does not register any additional shares. The filing fees for the 99,204 shares this Post-Effective Amendment No. 3 covers were paid when the Registration Statement was filed on May 13, 2016.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
The documents containing the information specified in Part I of this Registration Statement will be sent or given without charge to all persons who participate in the Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). These documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information
We will furnish without charge to any person to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement and a copy of any other documents required to be delivered to such persons pursuant to Rule 428(b) of the Securities Act. Requests should be directed to: Attention: Jeffrey J. Watorek, Gibraltar Industries, Inc., 3556 Lake Shore Road, P.O. Box 2028, Buffalo, NY 14219-0228 at (716) 826-6500.
The Reoffer Prospectus described in the Explanatory Notes begins on the following page.

REOFFER PROSPECTUS
34,752 Shares of Common Stock

This reoffer prospectus relates to the reoffer and resale of up to 34,752 shares of common stock, par value $0.01 per share, of Gibraltar Industries, Inc., issuable pursuant to the terms of our 2016 Stock Plan for Non-Employee Directors (the “Plan”), which may be offered for sale from time to time by certain of our stockholders (“Selling Stockholders”), who have acquired or in some cases may hereafter acquire shares under the Plan, as described below under the caption “Selling Stockholders.” We will not receive any proceeds from the sale of shares of common stock pursuant to this reoffer prospectus. These Selling Stockholders may resell all, a portion, or none of the shares of common stock to which this reoffer prospectus relates from time to time. The names of the Selling Stockholders and the amount of such shares are set forth below under the caption “Selling Stockholders” to the extent we presently have such information. However, other affiliate selling stockholders may elect to sell shares under this reoffer prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement this reoffer prospectus with that information. In addition, as permitted by General Instruction C of Form S-8, certain non-affiliates holding less than the lesser of 1,000 shares or 1% of our common stock issuable under the Plan may resell restricted securities issued under the Plan up to that amount under this reoffer prospectus without being named herein. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus. See “Selling Stockholders” beginning on page 11.
This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction. Each Selling Stockholder that sells shares of our common stock pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.
You should carefully read this reoffer prospectus, including the information it incorporates by reference, and any accompanying prospectus supplement before making a decision to purchase shares from the Selling Stockholders. The shares of common stock registered hereby may be sold from time to time directly by, or on behalf of, each of the Selling Stockholders in one or more transactions on the NASDAQ Stock Exchange Global Select Market® or on any other stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. We will not receive any proceeds from any of these sales. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by each Selling Stockholder will be borne by that Selling Stockholder. See “Plan of Distribution” beginning on page 13.
Investing in our common stock involves risks. See “Risk Factors” beginning on page 7.
Our common stock is listed on the NASDAQ Stock Exchange Global Select Market® under the trading symbol “ROCK.” On July 26, 2019, the last reported sale price of our common stock on the NASDAQ Stock Exchange Global Select Market® was $41.17 per share.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this reoffer prospectus is July 26, 2019.

No person is authorized to give any information or represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus or any prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition and results of operations may have changed since that date.

EXPLANATORY NOTES
On May 13, 2016, Gibraltar Industries, Inc. (the “Registrant”) filed a Registration Statement with a reoffer prospectus in Part I thereof under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-8 (Registration No. 333-211347) registering 99,204 shares of the Registrant’s common stock $0.01 par value, for issuance under the Registrant’s 2016 Stock Plan for Non-Employee Directors. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of our Registration Statement on Form S-8 (Registration No. 333-211347), except as otherwise set forth herein.
This Registration Statement includes a reoffer prospectus in Part I (the “Revised Reoffer Prospectus”), which has been revised to update the reoffer prospectus that was filed with the Registrant’s Form S-8 Registration Statement No. 333-211347. The Revised Reoffer Prospectus has been prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3, and may be used for reoffers of shares of common stock (acquired or to be acquired pursuant to awards granted under the Plan) that are defined as “control securities” or “restricted securities” under General Instruction C of Form S-8.
The names of persons selling shares under the Revised Reoffer Prospectus and the amount of such shares are set forth below under the caption “Selling Stockholders” to the extent we presently have such information. However, other affiliate selling stockholders may elect to sell shares under the Revised Reoffer Prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement the Revised Reoffer Prospectus with that information. In addition, as permitted by General Instruction C of Form S-8, certain non-affiliates holding less than the lesser of 1,000 shares or 1% of our common stock issuable under the Plan may resell restricted securities issued under the Plan up to that amount under the Revised Reoffer Prospectus without being named therein. Any securities covered by the Revised Reoffer Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Revised Reoffer Prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information in this reoffer prospectus and the documents incorporated by reference herein, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, competition, strategies and the industry in which we operate.
By their nature, forward-looking statements involve risks, uncertainties and assumptions because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of this reoffer prospectus below and in the forward-looking statements and cautionary statements contained in the documents we incorporate by reference in this reoffer prospectus. Those factors should not be construed as exhaustive and should be read together with the other cautionary statements in “Risk Factors”.
Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in this reoffer prospectus, those results or developments may not be indicative of results or developments in subsequent periods.
Given these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make herein speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
You should read this reoffer prospectus in its entirety, together with the information we incorporate by reference into this prospectus, with the understanding that actual results in the future may be materially different from those we presently expect. We will not update these forward-looking statements, even if our situation or expectations change in the future.
You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different from that contained in this document. This document may be used only where it is legal to sell the securities this reoffer prospectus covers. The information in this document may be accurate only on the date of this document.

BUSINESS OVERVIEW OF GIBRALTAR INDUSTRIES, INC.
This highlights important information about our business and about this reoffering. It does not include all information that is important to you in making a decision to purchase shares. For a more complete understanding of our business and the reoffering, you should read this entire reoffer prospectus, including the section entitled “Risk Factors” herein, together with our consolidated financial statements and the related notes contained therein our Annual Report on Form 10-K for the year ended December 31, 2018, including other documents incorporated by reference into this reoffer prospectus.
Unless otherwise stated or the context otherwise requires, references in this reoffer prospectus to “Gibraltar,” “the Registrant,” “the Company,” “we,” “us,” and “our” refer to Gibraltar Industries, Inc. and its subsidiaries on a consolidated basis.

Our Business

Gibraltar is a leading manufacturer and distributor of building products for residential, industrial, infrastructure, renewable energy and resource conservation markets.

We serve customers primarily throughout North America and, to a lesser extent, Asia. Our customers include major home improvement retailers, wholesalers, industrial distributors, contractors, solar developers and institutional and commercial growers of plants. As of June 30, 2019, we operated 41 facilities in 18 states, Canada, China and Japan, giving us a base of operations to provide customer support, delivery, service and quality to a number of regional and national customers and providing us with manufacturing and distribution efficiencies in North America, as well as a presence in the Asian markets.

Our Strategy

Our business strategy focuses on significantly elevating and accelerating the growth and financial returns of the Company. We strive to deliver best-in-class, sustainable value creation for our shareholders for the long-term, and to generate more earnings at a higher rate of return with a more efficient use of capital year over year. Our business strategy has four key elements, or "pillars", which consist of operational excellence, product innovation, portfolio management, and acquisitions as a strategic accelerator.

Our Industry

The Company operates and reports its results in the following three reporting segments, entitled “Residential Products”, “Industrial and Infrastructure Products” and “Renewable Energy and Conservation”.

Our Residential Products segment services the residential repair and remodeling and to a lesser extent new housing construction markets in North America with products including roof and foundation ventilation products, centralized mail systems and electronic package solutions, out-door living products (retractable sun-shades), rain dispersion products and other roofing and related accessories. Our residential product offerings are sold through a number of sales channels including major retail home centers, building material wholesalers, building product distributors, buying groups, roofing distributors, residential contractors, and postal services distributors and providers.

Our Industrial and Infrastructure Products segment serves a variety of end markets such as industrial and commercial construction, highway and bridge construction, automotive, airports and energy and power generation through a number of sales channels including discrete and process manufacturers, steel fabricators and distributors, commercial and transportation contractors, and power generating utilities. Our Industrial and Infrastructure product offerings include perimeter security, expanded and perforated metal, plank grating, as well as, expansion joints and structural bearings for roadways and bridges.

The Renewable Energy and Conservation segment is primarily a designer and manufacturer of fully-engineered solutions for solar mounting systems and greenhouse structures. This segment offers a fully integrated approach to the design, engineering, manufacturing and installation of solar racking systems, including electrical balance of systems, and commercial, institutional, and retail greenhouse structures servicing customers, such as solar owners and developers, retail garden centers, conservatories and botanical gardens, commercial growers, and schools and universities.

RISK FACTORS
Our business, financial condition and results of operations, and the market price for the Company's common shares are subject to numerous risks, many of which are driven by factors that cannot be controlled or predicted. In addition to the other information set forth in this reoffer prospectus, including the documents and information we incorporate herein by reference, you should carefully consider the following risks. If any of the following risks actually occur, our business, financial condition and/or operating results could be materially adversely affected.
Macroeconomic factors outside of our control may adversely affect our business, our industry, and the businesses and industries of many of our customer and suppliers.
Macroeconomic factors have a significant impact on our business, customer demand and the availability of credit and other capital, affecting our ability to generate profitable margins. Our operations are subject to the effects of domestic and international economic conditions including government monetary and trade policies, tax laws and regulations, as well as, the relative debt levels of the U.S. and the other countries in which we sell our products. Tariffs placed on imported products used by our customers, such as solar panels, may negatively impact demand for our solar racking systems. In addition, fluctuations in the U.S. dollar impacts the prices we charge and costs we incur to export and import products.
We are unable to predict the impact on our business of changes in domestic and international economic conditions. The markets in which we operate have been challenging in the past, and the possibility remains that the domestic or global economies, or certain industry sectors of those economies that are key to our sales, may deteriorate, which could result in a corresponding decrease in demand for our products and negatively impact our results of operations and financial condition.

Increases in future levels of leverage and size of debt service obligations could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations.

As of December 31, 2018, we had total indebtedness of $212 million, before unamortized debt issuance costs, of which, $1.6 million was long term debt. Subsequent to the year end, on February 1, 2019, the Company redeemed the $210 million of indebtedness outstanding under its 6.25% Senior Subordinated Notes using available cash on hand and leaving only $1.6 million of long term debt outstanding. Nonetheless, we may need to incur debt in the future to fund strategic acquisitions, investments or for other purposes, which debt could have significant adverse consequences to our business. Our Senior Credit Agreement entered into on January 24, 2019 contains several financial and other restrictive covenants. A significant decline in our operating income along with increased levels of debt could cause us to violate these covenants which could result in our incurring of additional financing fees that would be costly and adversely affect our profitability and cash flows. We may also use our Senior Credit Agreement or otherwise incur additional debt for acquisitions, operations and capital expenditures that could adversely impact our ability to meet these covenants.

We apply judgments and make estimates in accounting for contracts, and changes in these judgments or estimates may have significant impacts on our earnings.
Changes in judgments or required estimates and any subsequent adjustments to those judgments or estimates (such as performance incentives, penalties, contract claims and contract modifications) could have a material adverse effect on sales and profits. Due to the substantial judgments applied and estimations involved with this process, our actual results could differ materially or could be settled unfavorably from our estimates. Revenue representing 32% and 28% of 2018 and 2017 consolidated net sales, respectively, were recognized over time under the cost-to-cost method. Refer to “Critical Accounting Estimates” within Item 7 of our annual report on Form 10-K for the year ended December 31, 2018 for more detail of how our financial statements can be affected by accounting for revenue from contracts with customers.

A significant portion of our net sales are concentrated with a few customers. The loss of those customers would adversely affect our business, results of operations, and cash flows.

A loss of sales, whether due to decreased demand from the end markets we serve or from any significant customer in these markets, a decrease in the prices that we can realize from sales of our products to customers in these markets, or a loss, bankruptcy, or significant decrease in business from any of our major customers, could have a significant adverse effect on our profitability and cash flows. Our ten largest customers accounted for approximately 38%, 36%, and 30%, of our net sales during 2018, 2017, and 2016, respectively, with our largest customer, a retail home improvement center, accounting for approximately 12%, 12%, and 11% of our consolidated net sales during 2018, 2017 and 2016, respectively.

The volatility of the commodity market on our pricing of our principal raw materials, and the highly competitive market environment in which we do business could significantly impact our gross profit, net income, and cash flow.
Our principal raw materials are commodity products consisting of steel, aluminum, and resins, for which, at times, availability and pricing can be volatile due to a number of factors beyond our control, including general economic conditions, domestic and worldwide demand, labor costs, competition, import duties, tariffs, and currency exchange rates. Commodity price fluctuations and increased competition could force us to lower our prices or to offer additional services or enhanced products at a higher cost to us, which could reduce our gross profit, net income, and cash flow and cause us to lose market share.
Our business is highly competitive and increased competition could reduce our gross profit, net income, and cash flow.
The principal markets that we serve are highly competitive. Competition is based primarily on product functionality, quality, price, raw material and inventory availability, and the ability to meet delivery schedules dictated by customers. We compete in our principal markets with companies of various sizes, some of which have greater financial and other resources than we do and some of which have better established brand names in the markets we serve. Increased competition could force us to lower our prices or to offer additional services or enhanced products at a higher cost to us, which could reduce our gross profit, net income, and cash flow and cause us to lose market share.

Our business and financial performance may be adversely affected by information systems interruptions, cybersecurity attacks, equipment failures, and technology integration.

Our business may be impacted by disruptions to our own or third-party information technology (“IT”) infrastructure, which could result from (among other causes) cyber-attacks on, or failures of, such infrastructure or compromises to its physical security, as well as from damaging weather or other acts of nature. Cyber-based risks, in particular, are evolving and include, but are not limited to, both attacks on our IT infrastructure and attacks on the IT infrastructure of third parties (both on premises and in the cloud) attempting to gain unauthorized access to our confidential or other proprietary information, classified information, or information relating to our employees, customers and other third parties.

Due to the evolving threat landscape, cyber-based attacks will continue and we may experience them going forward, potentially with more frequency. We continue to make investments and adopt measures designed to enhance our protection, detection, response, and recovery capabilities, and to mitigate potential risks to our technology, products, services and operations from potential cyber-attacks. However, given the unpredictability, nature and scope of cyber-attacks, it is possible that potential vulnerabilities could go undetected for an extended period. We could potentially be subject to production downtimes, operational delays, other detrimental impacts on our operations or ability to provide products and services to our customers, the compromise of confidential or otherwise protected information, misappropriation, destruction or corruption of data, security breaches, other manipulation or improper use of our or third-party systems, networks or products, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our competitive position, results of operations, cash flows or financial condition. Due to the evolving nature of such risks, the impact of any potential incident cannot be predicted.

If the subcontractors and suppliers we rely upon do not perform to their contractual obligations, our revenues and cash flows would be adversely affected.

Some of our contracts with customers involve subcontracts with other companies that perform a portion of the services we provide to our customers. There is a risk that our subcontractors may not perform to their contractual obligations and therefore may cause disputes regarding the quality and timeliness of work performed by our subcontractors or customer concerns with the subcontractor. Any such disputes or concerns could materially and adversely impact our ability to perform our obligations as the prime contractor. Similarly, the failure by our suppliers to deliver raw materials, components or equipment parts according to schedule, or at all, may affect our ability to meet our customers' needs and may have an adverse effect upon our profitability. Failure of our raw materials or components to conform to our specification could also result in delays in our ability to timely deliver and may have an adverse impact on our relationships with our customers, and our ability to fully realize the revenue expected from sales to those customers.

Our strategy depends on identification, management and successful integration of future acquisitions.
Historically, we have grown through a combination of internal growth plus external expansion through acquisitions. Although we intend to continue to seek additional acquisition opportunities in accordance with our business strategy, we cannot provide any assurance that we will be able to identify appropriate acquisition candidates, or, if we do, that we will be able to negotiate successfully the terms of an acquisition, finance the acquisition or integrate the acquisition into our existing operations. Failure to integrate any acquisition successfully may cause significant operating inefficiencies, result in the incurring of unforeseen obligations or loss of customers and could adversely affect our profitability. Consummating a large acquisition could require us to raise additional funds through additional equity or debt financing, which could increase our interest expense and reduce our cash flows and available funds.

Systems integration and implementation issues could disrupt our internal operations.
In connection with the acquisitions we make, we customarily must integrate legacy information technology systems of the acquired business with our information technology infrastructure, and in some cases, implement new information technology systems for the business. In addition, as the functionality of available information systems increases, we may need to implement significant upgrades or even replace some of our primary information technology systems across significant parts of our businesses and operations. The implementation of new information technology solutions could lead to interruptions of information flow internally and to our customers and suppliers while the implementation project is being completed. Any failure to integrate legacy systems of acquisitions or to implement new systems properly could negatively impact our operations and financial results.
We depend on our senior management team, and the unexpected loss of any member could adversely affect our operations.
Our success is dependent on the management and leadership skills of our senior executive and divisional management teams. The unexpected loss of any of these individuals, or our inability to attract and retain additional personnel could prevent us from successfully executing our business strategy. We cannot assure you that we will be able to retain our existing senior management personnel or to attract additional qualified personnel when needed. We have not entered into employment agreements with any of our senior management personnel other than Frank G. Heard, our Vice Chairman of the Board.

We could incur substantial costs in order to comply with, or to address any violations of, environmental, health and safety laws.
Our operations and facilities are subject to a variety of stringent federal, state, local, and foreign laws and regulations relating to the protection of the environment and human health and safety. Compliance with these laws and regulations sometimes involves substantial operating costs and capital expenditures, and failure to maintain or achieve compliance with these laws and regulations or with the permits required for our operations could result in substantial costs and liabilities, such as fines and civil or criminal sanctions, third-party claims for property damage or personal injury, cleanup costs or temporary or permanent discontinuance of operations, including claims arising from the businesses and facilities that we have sold. For certain businesses we have divested, we have provided limited indemnifications for environmental contamination to the successor owners. We have also acquired and continue to acquire businesses and facilities to add to our operations. While we sometimes receive indemnification for pre-existing environmental contamination, the party providing the indemnification may not have sufficient resources to cover the cost of any required measures. Certain facilities of ours have been in operation for many years and we may be liable for remediation of any contamination at our current or former facilities; or at off-site locations where wastes have been sent for disposal, regardless of fault or whether we, our predecessors or others are responsible for such contamination. We have been responsible for remediation of contamination at some of our locations and, while such costs have not been material to date, the cost of remediation of any of these and any newly-discovered contamination cannot be quantified, and we cannot assure you that it will not materially affect our profits or cash flows. Changes in environmental laws, regulations or enforcement policies, including without limitation new or additional regulations affecting disposal of hazardous substances and waste, greenhouse gas emissions or use of fossil fuels, could have a material adverse effect on our business, financial condition, or results of operations.

Our operations are subject to seasonal fluctuations that may impact our cash flow.
Our net sales are generally lower in the first and fourth quarters primarily as a result of reduced activity in the building industry due to inclement weather. In addition, quarterly results may be affected by the timing of shipments of large customer orders. Therefore, our cash flow from operations may vary from quarter to quarter. If, as a result of any such fluctuation, our quarterly cash flows were significantly reduced, we may not be able to service our indebtedness or maintain covenant compliance.
Economic, political, and other risks associated with foreign operations could adversely affect our financial results and cash flows.
Although the large majority of our business activity takes place in the United States, we derive a portion of our revenues and earnings from operations in Canada, China and Japan, and are subject to risks associated with doing business internationally. Our sales originating outside the United States represented approximately 5% of our consolidated net sales during the year ended December 31, 2018. We believe that our business activities outside of the United States involve a higher degree of risk than our domestic activities, such as the possibility of unfavorable circumstances arising from host country laws or regulations, changes in tariff and trade barriers and import or export licensing requirements. In addition, any local or global health issue or uncertain political climates, international hostilities, natural disasters, or any terrorist activities could adversely affect customer demand, our operations and our ability to source and deliver products and services to our customers.

Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our operations and financial results.
Terror attacks, war, or other civil disturbances, natural disasters and other catastrophic events could lead to economic instability, decreased capacity to produce our products and decreased demand for our products. From time to time, terrorist attacks worldwide have caused instability in global financial markets. Concerns over global climate changes and environmental sustainability over time may influence the Company's strategic direction, supply chain, or delivery channels. Also, our facilities could be subject to damage from fires, floods, earthquakes or other natural or man-made disasters.  Such interruptions could have an adverse effect on our operations, cash flows and financial results.
The nature of our business exposes us to product liability, product warranty and other claims, and other legal proceedings.
We are involved in product liability, product warranty and other claims relating to the products we manufacture and distribute. Although we currently maintain what we believe to be suitable and adequate insurance in excess of our self-insured amounts for product liability and other claims, there can be no assurance that we will be able to maintain such insurance on acceptable terms or that such insurance will provide adequate protection against potential liabilities. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for significant periods, regardless of the ultimate outcome. Claims of this nature could also have a negative impact on customer confidence in our products and our Company. We cannot assure you that any current or future claims will not adversely affect our reputation, financial condition, operating results, and cash flows.

If events occur or indicators of impairment are present that may cause the carrying value of long-lived and indefinite-lived assets to no longer be recoverable or to exceed the fair value of the asset, or that may lead to a reduction in the fair value of the asset, significant non-cash impairment charges to earnings may be taken that may have a material adverse impact on our results of operations.
In prior years, we have recorded significant non-cash impairment charges for goodwill and other intangible assets as a result of reductions in the estimated fair values of certain businesses. It is possible that we will be required to record additional non-cash impairment charges to our earnings in the future, which could be significant and have a material adverse impact on our results of operations. Refer to “Critical Accounting Estimates” within Item 7 of our annual report on Form 10-K for the year ended December 31, 2018 for more detail of how our financial statements can be affected by asset impairment.

The expiration, elimination or reduction of solar rebates, credits and incentives may adversely impact our business.
A variety of federal, state and local government agencies provide incentives to promote electricity generation from renewable sources such as solar power. These incentives are in the form of rebates, tax credits and other financial incentives which help to motivate end users, distributors, system integrators and others to install solar powered generating systems. Any changes to reduce, shorten or eliminate the scope and availability of these incentive programs could materially and adversely impact the demand for our related products, our financial condition and results of operations.

Recently imposed tariffs and potential future tariffs may result in increased costs and could adversely affect our results of operations.

In 2018, the United States imposed Section 232 tariffs on certain steel (25%) and aluminum (10%) products imported into the U.S. These tariffs have created volatility in the market and have increased the costs of these inputs. Increased costs for imported steel and aluminum products have lead domestic sellers to respond with market-based increases to prices for such inputs as well. The new tariffs, along with any additional tariffs or trade restrictions that may be implemented by the U.S. or other countries, could result in further increased costs, shifting in competitive positions and a decreased available supply of steel and aluminum as well as additional imported components and inputs. We may not be able to pass price increases on to our customers and may not be able to secure adequate alternative sources of steel and aluminum on a timely basis. While retaliatory tariffs imposed by other countries on U.S. goods have not yet had a significant impact, we cannot predict further developments. The tariffs could adversely affect the income from operations for certain of our businesses and customer demand for certain of our products which could have a material adverse effect on our consolidated results of operations, financial position and cash flows.

USE OF PROCEEDS
All proceeds from the sale of the common stock offered hereby will be for the accounts of the Selling Stockholders. We will not receive any of the proceeds from the sale from time to time of the common stock offered hereby. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by any Selling Stockholder will be borne by such Selling Stockholder.
SELLING STOCKHOLDERS
This reoffer prospectus relates to shares of common stock that are being registered for reoffer and resale by Selling Stockholders who have received or acquired, or may hereafter receive or acquire, the shares pursuant to the Plan. The Selling Stockholders may resell all, a portion, or none of the shares of common stock from time to time.
The following table sets forth (a) the name of each Selling Stockholder; (b) the number of shares of common stock beneficially owned by each Selling Stockholder as of July 19, 2019; (c) the maximum number of shares of common stock that each Selling Stockholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not the Selling Stockholder has any present intention to do so and whether or not such shares have previously been issued to the Selling Stockholders or may be issued in the future if at all; and (d) the number of shares of common stock and the percentage of the Company's outstanding common stock that would be beneficially owned by each Selling Stockholder assuming the sale of all of that Selling Stockholder's shares offered hereby. All information with respect to beneficial ownership has been furnished by the Selling Stockholders. The inclusion in the table below of the individuals named therein shall not be deemed to be an admission that any such individuals are our “affiliates” as that term is defined under Rule 405 under the Securities Act.
Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Options to purchase and rights to receive shares of common stock that are currently exercisable or vested, or which are exercisable or vest within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of any other person. Shares of Restricted Stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the person holding such Restricted Stock for the purpose of computing the percentage ownership of such person and are treated as outstanding for the purpose of computing the percentage ownership of each other person.
Information concerning the identities of the Selling Stockholders, the number of shares that may be sold by each Selling Stockholder and information about the shares beneficially owned by the Selling Stockholders may from time to time be updated in supplements to this reoffer prospectus, which will be filed with the SEC in accordance with Rule 424(b) of the Securities Act if and when necessary. The names of persons selling shares under this reoffer prospectus and the amount of such shares are set forth below to the extent we presently have such information. However, other affiliate Selling Stockholders may elect to sell shares pursuant to this reoffer prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement this reoffer prospectus with that information.
In addition, as permitted by General Instruction C of Form S-8, certain non-affiliates holding less than the lesser of 1,000 shares or 1% of our common stock issuable under the Plan may resell restricted securities issued under the Plan up to that amount under this reoffer prospectus without being named therein. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus. Information on the shares offered pursuant to this reoffer prospectus, as listed below, does not necessarily indicate that the Selling Stockholder presently intends to sell any or all of the shares so listed. Because the Selling Stockholders may sell none, some or all of the shares owned by them which are included in this reoffer prospectus, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Stockholders upon the termination of the offering made hereby. We have therefore assumed, for purposes of the following table, that the Selling Stockholders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own.
The address of each Selling Stockholder is c/o Gibraltar Industries, Inc., 3556 Lake Shore Rd., P.O. Box 2028, Buffalo, New York 14219.

	SHARES BENEFICIALLY OWNED PRIOR TO THIS OFFERING (1)		NUMBER OF SHARES BEING OFFERED (1)	SHARES BENEFICIALLY OWNED UPON COMPLETION OF THE OFFERING (2)
NAME	NUMBER	PERCENT		NUMBER	PERCENT
William P. Montague (3)	39,774	*	9,039	39,774	*
Chairman of the Board
Mark G. Barberio (4)	2,503	*	1,099	—	*
Director
Sharon M. Brady (5)	1,322	*	9,039	1,322	*
Director
Craig A. Hindman (6)	3,465	*	9,039	3,465	*
Director
Vinod M. Khilnani (7)	12,504	*	—	3,465	*
Director
James B. Nish (8)	2,503	*	6,536	—	*
Director

*	Denotes less than 1%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The actual number of shares beneficially owned and offered for sale is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors, which we cannot predict at this time.

(2) Assumes all the shares offered hereby are sold to persons who are not affiliates of the Selling Stockholders and the Selling Stockholders sell no other shares they beneficially own.

(3) Consists of 39,774 shares of common stock registered in the name of the reporting person, including 2,000 restricted shares in the name of the reporting person.

(4) Consists of 2,503 shares of common stock registered in the name of the reporting person.

(5) Consists of 1,322 shares of common stock registered in the name of the reporting person.

(6) Consists of 3,465 shares of common stock registered in the name of the reporting person.

(7) Consists of 12,504 shares of common stock registered in the name of the reporting person.

(8) Consists of 2,503 shares of common stock registered in the name of the reporting person.

PLAN OF DISTRIBUTION
The shares of common stock covered by this reoffer prospectus are being registered by Gibraltar for the account of the Selling Stockholders.
The shares of common stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the NASDAQ Stock Exchange Global Select Market® or any other stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.
In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.
We are bearing all costs relating to the registration of the shares of common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act.
In addition to any shares sold hereunder, Selling Stockholders may sell shares of common stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the common stock offered hereby.
The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.
We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.
LEGAL MATTERS
Certain legal matters relating to the validity of the issuance of common stock in this offering are being passed upon for us by Lippes Mathias Wexler Friedman LLP, Buffalo, New York.

EXPERTS

The consolidated financial statements of Gibraltar Industries, Inc. appearing in Gibraltar Industries, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Gibraltar Industries, Inc.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our common stock is listed and traded on the NASDAQ Stock Exchange Global Select Market® under the trading symbol “ROCK.” Our SEC filings can be read and copied at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. We also make available on our website, (www.gibraltar1.com), free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, our proxy statements on Schedule 14A, and Current Reports on Form 8-K, as soon as practical after we file these reports with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. You may obtain any of these documents at no cost, by writing or telephoning us at the following address:
Gibraltar Industries, Inc.
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York
14219-0228
(716) 826-6500
You should rely solely on the information included or incorporated by reference in this reoffer prospectus or any supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
We are incorporating by reference certain information that we have filed with the SEC under the informational requirements of the Exchange Act, which means that we disclose important information to you by referring to another document filed separately with the SEC. The information contained in the documents we are incorporating by reference is considered to be a part of this reoffer prospectus, and the information that we later file with the SEC will automatically update and supersede the information contained or incorporated by reference in this reoffer prospectus.
The following documents filed with the SEC are incorporated by reference in this reoffer prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 27, 2019;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 2, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 3, 2019; and

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on July 26, 2019
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information that has been "furnished" but not "filed" for purposes of the Exchange Act) prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed except as so modified, superseded or replaced, to constitute a part of this registration statement.

The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered upon the written or oral request by such person, a copy of any or all documents that have been incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written or oral requests should be directed to: Attention: Jeffrey J. Watorek, Gibraltar Industries, Inc., 3556 Lake Shore Road, P.O. Box 2028, Buffalo, NY 14219-0228 at (716) 826-6500.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed by the Company with the SEC under the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 27, 2019;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 2, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 3, 2019; and

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on July 26, 2019
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information that has been "furnished" but not "filed" for purposes of the Exchange Act) prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed except as so modified, superseded or replaced, to constitute a part of this registration statement.
The Company will provide without charge to each person to whom a copy of this registration statement is delivered upon the written or oral request by such person, a copy of any or all documents that have been incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written or oral requests should be directed to: Attention: Jeffrey J. Watorek, Gibraltar Industries, Inc., 3556 Lake Shore Road, P.O. Box 2028, Buffalo, NY 14219-0228 at (716) 826-6500.
Item 4. Description of Securities
Not Applicable
Item 5. Interests of Named Experts and Counsel
Certain legal matters relating to the validity of the issuance of common stock in this offering are being passed upon for us by Lippes Mathias Wexler Friedman LLP, Buffalo, New York.
Item 6. Indemnification of Directors and Officers
Set forth below is a description of certain provisions of the Certificate of Incorporation of the Company, the Bylaws of the Company and the General Corporation Law of the State of Delaware, such as, provisions relating to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware.
The Company’s Certificate of Incorporation provides that the Company shall, to the full extent provided by Sections 102 and 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto and eliminates the personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In an action by, or in the right of, the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the suit or action was brought or the Delaware Court of Chancery may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the ability of a director for any reason or omission occurring prior to the date when such provision becomes effective.
Item 7. Exemption from Registration Claimed
Not Applicable
Item 8. Exhibits
The following exhibits are filed as part of this registration statement.

Exhibit No.	Description

5.1	Opinion of Lippes Mathias Wexler Friedman LLP

10.1	Gibraltar Industries, Inc. 2016 Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 10, 2016)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Lippes Mathias Wexler Friedman LLP (included in Exhibit 5.1)

Item 9. Undertakings
The undersigned Registrant hereby undertakes:
(a) To file, during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not disclosed previously in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Lippes Mathias Wexler Friedman LLP

10.1	Gibraltar Industries, Inc. 2016 Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 10, 2016)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Lippes Mathias Wexler Friedman LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Buffalo, State of New York, on July 26, 2019.
Date: July 26, 2019

Gibraltar Industries, Inc.

By:	/s/ Timothy F. Murphy
	Name:	Timothy F. Murphy
	Title:	Senior Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

/s/ William T. Bosway	President and Chief Executive Officer
William T. Bosway	(Principal Executive Officer)	July 26, 2019

/s/ Frank G. Heard	Vice Chairman of the Board of Directors
Frank G. Heard		July 26, 2019

/s/ Timothy F. Murphy	Senior Vice President and Chief Financial Officer
Timothy F. Murphy	(Principal Financial Officer and Principal Accounting Officer)	July 26, 2019

/s/ William P. Montague	Chairman of the Board
William P. Montague		July 26, 2019

/s/ Mark G. Barberio	Director
Mark G. Barberio		July 26, 2019

/s/ Sharon M. Brady	Director
Sharon M. Brady		July 26, 2019

/s/ Craig A. Hindman	Director
Craig A. Hindman		July 26, 2019

/s/ Vinod M. Khilnani	Director
Vinod M. Khilnani		July 26, 2019

/s/ James B. Nish	Director
James B. Nish		July 26, 2019